EXHIBIT 14



PRICEWATERHOUSECOOPERS

                                                      PricewaterhouseCoopers LLP
                                                      950 Seventeenth Street
                                                      Suite 2500
                                                      Denver, CO 80202
                                                      Telephone (303) 893-8100


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated December 9, 1998 relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of INVESCO International Growth Fund (one of the portfolios constituting INVESCO International Funds, Inc.) and our report dated December 9, 1998 relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of INVESCO International Blue Chip Fund (one of the portfolios constituting INVESCO International Funds, Inc.), which are also incorporated by reference into the Statement of Additional Information.

We also consent to the reference to us under the heading "Experts" in the combined Prospectus/Proxy Statement, constituting part of this Registration Statement.




/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP


Denver, Colorado
January 25, 1999